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                                                                 EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Psychiatric Solutions, Inc. for the registration of 1,362,760 shares of its common stock and up to $250,000,000 of debt securities, preferred stock, common stock warrants, and common stock and to the incorporation by reference therein of our reports dated March 15, 2005, with respect to the consolidated financial statements of Psychiatric Solutions, Inc., Psychiatric Solutions, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Psychiatric Solutions, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP


July 28, 2005
Nashville, Tennessee